UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   August 24, 2012

Torvec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 24, 2012, Torvec published a Chief Executive Officer Update on its corporate website, www.torvec.com.  The full text of this CEO Update is as follows:

“Dear Shareholders,

As I have stated earlier, August and September are going to be important months for our company.

We have started our testing of the IsoTorque® differential with our new proprietary gear forms and we are very excited with the results. None of our previous differentials have ever passed these tests before. As a result of these tests, we now know that, with a little “fine tuning” engineering, we will finally have not only a great performing differential (which we have always had), but a strong and durable differential.

We expect to start shipping to our after-market customers in late October and will have a substantial inventory of Camaro and Corvette diffs at that time.

We will also be ready to start working with the large OEM’s, who have been waiting patiently for what they feel could be a great new product for them. We are working on the design for other sizes for the many car models we are targeting to use IsoTorques in the future. Now that we have the geometry and proper analysis techniques, those designs and prototypes should not take long. We are confident that the many advantages that the IsoTorque has over existing differentials will make it an incredible success. Although it typically takes 2 to 3 years for OEMs to decide to put a new product into their vehicles, we are hoping that the excitement over the IsoTorque and our test results may shorten their testing and development cycles. This is indeed a milestone.

Our pump testing at the Milwaukee School of Engineering should start in late September or early October. Our parts are designed and ordered (some are in already) and we are doing some final fitment in order to assemble, test, and get the pump ready for its maiden journey. We are optimistic that the efficiencies and durability will be at industry expected levels. Once all our testing and development are complete, we will still have 3 to 6 months of work to create the actual pump that will be sold. In the meantime we will be working with some very large industry leading OEM’s on pump designs specific to their needs. They remain anxious to receive our test results and commence their own development work.

As I have said many times before, FOCUS is of the greatest importance. With that in mind and for informational purposes only: Our CTO, Mark McVea, has made me aware of many other uses of our breakthrough technologies. He along with Keith Gleasman, Andrew Gleasman and Joe McMahon are compiling a list of future potential uses and users for our products. This is a very exciting time for Torvec.

More in October,

Dick Kaplan”

Forward-Looking Statements

This news release may contain forward looking statements regarding Torvec's future economic performance and prospects that are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ from those described in such statements. Such risks and uncertainties include those described from time to time in Torvec's SEC reports, including its most recent Annual Report on Form 10-K.

About Torvec, Inc.

Torvec, Inc. is a publicly traded company that develops and markets advanced automotive and hydraulic power technologies. Its IsoTorque® differential sets the bar for differential design. The IsoTorque improves the traction, handling, performance and safety of a vehicle without the need for complex electronics and clutches that wear out. The Torvec hydraulic pump is a breakthrough in hydraulic design, which delivers unsurpassed performance, all in a package that is over 50% smaller and lighter than existing technologies. For additional information, please visit www.torvec.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

August 28, 2012	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer

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